FOR IMMEDIATE RELEASE

American Realty Capital Properties to Release Second Quarter 2013 Financial Results and Host Investor

Conference Call on August 6, 2013

New York, New York, July 18, 2013 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today it will issue its second quarter financial results before market open on Tuesday, August 6, 2013 and will host a conference call and webcast the same day at 11:00 a.m. Eastern Time. Nicholas S. Schorsch, Chairman and Chief Executive Officer, and Brian S. Block, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details*
Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061
Canada Dial-In Number: 1-866-284-3684

Conference ID: 2588195

Webcast: http://arcpreit.com/Q22013EarningsCall

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details
Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088
Conference ID: 10031297
Date Available: August 6, 2013(one hour after the end of the conference call) to October 7, 2013 at 9:00 AM ET

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. The Company may disseminate important information regarding the company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP and CFO
DDCWorks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)